                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report

                                                                                                 Determination Date: 06/17/04
                                                                                                  Collection Period: 05/31/04
                                                                                                       Payment Date: 06/21/04

I.   AVAILABLE FUNDS

     A. Available Pledged Revenues

          a.  Scheduled Payments Received                                                                        $27,748,458.65
          b.  Liquidation Proceeds Allocated to Owner Trust                                                           93,126.24
          c.  Required Payoff Amounts of Prepaid Contracts                                                         1,747,922.65
          d.  Required Payoff Amounts of Purchased Contracts                                                               0.00
          e.  Proceeds of Clean-up Call                                                                                    0.00
          f.  Investment Earnings on Collection Account and Note Distribution Account                                      0.00
                                                                                                                 --------------
                    Total Available Pledged Revenues =                                                           $29,589,507.54

     B.   Determination of Available Funds

          a.  Total Available Pledged Revenues                                                                   $29,589,507.54
          b.  Servicer Advances                                                                                    3,131,770.07
          c.  Recoveries of  prior Servicer Advances                                                              (3,371,440.61)
          d.  Withdrawal from Cash Collateral Account                                                                122,201.15
                                                                                                                 --------------

                    Total Available Funds =                                                                      $29,472,038.15
                                                                                                                 ==============

II.  DISTRIBUTION AMOUNTS

     A. COLLECTION ACCOUNT DISTRIBUTIONS

               1.  Servicing Fee                                                                                     519,701.12

               2.  Class A-1 Note Interest Distribution                                             214,043.30
                   Class A-1 Note Principal Distribution                                         25,513,630.38
                      Aggregate Class A-1 distribution                                                            25,727,673.68

               3.  Class A-2 Note Interest Distribution                                             192,500.00
                   Class A-2 Note Principal Distribution                                                  0.00
                      Aggregate Class A-2 distribution                                                               192,500.00

               4.  Class A-3 Note Interest Distribution                                             632,500.00
                   Class A-3 Note Principal Distribution                                                  0.00
                      Aggregate Class A-3 distribution                                                               632,500.00

               5.  Class A-4 Note Interest Distribution                                             128,430.00
                   Class A-4 Note Principal Distribution                                                  0.00
                      Aggregate Class A-4 distribution                                                               128,430.00

               6.  Class B Note Interest Distribution                                                37,349.19
                   Class B Note Principal Distribution                                              760,568.92
                      Aggregate Class B distribution                                                                 797,918.11

               7.  Class C Note Interest Distribution                                                21,827.45
                   Class C Note Principal Distribution                                              414,855.78
                      Aggregate Class C distribution                                                                 436,683.23

               8.  Class D Note Interest Distribution                                                68,635.19
                   Class D Note Principal Distribution                                              967,996.82
                      Aggregate Class D distribution                                                               1,036,632.01

               9.  Deposit to the Cash Collateral Account                                                                  0.00

               10. Amounts in accordance with the CCA Loan Agreement                                                       0.00

               11. Remainder to the holder of the equity certificate                                                       0.00
                                                                                                                 --------------

                    Collection Account Distributions =                                                            29,472,038.15
                                                                                                                 ==============

     B. CASH COLLATERAL ACCOUNT DISTRIBUTIONS

               1.  Payment due on the Senior Loan                                                                  2,211,564.47

               2.  Payment due on the Holdback                                                                             0.00

               3.  Payment to the Depositor                                                                                0.00
                                                                                                                 --------------

                    Cash Collateral Account Distributions =                                                        2,211,564.47
                                                                                                                 ==============
     C. INCORRECT DEPOSITS TO BE RETURNED TO CIT
                    Collection Account Distributions =                                                                     0.00
                                                                                                                 ==============

          -------------------------------------------------------------------------------------
                      Distribution           Class A-1      Class A-2    Class A-3   Class A-4
                        Amounts                Notes          Notes        Notes       Notes
          -------------------------------------------------------------------------------------
          1.          Interest Due            214,043.30   192,500.00   632,500.00   128,430.00
          2.         Interest Paid            214,043.30   192,500.00   632,500.00   128,430.00
          3.       Interest Shortfall               0.00         0.00         0.00         0.00
                    ((1) minus (2))
          4.         Principal Paid        25,513,630.38         0.00         0.00         0.00

          5.   Total Distribution Amount   25,727,673.68   192,500.00   632,500.00   128,430.00
                     ((2) plus (4))

          ---------------------------------------------------------------------------------------
                      Distribution           Class B      Class C       Class D     Total Offered
                        Amounts               Notes        Notes         Notes          Notes
          ---------------------------------------------------------------------------------------
          1.          Interest Due          37,349.19    21,827.45      68,635.19    1,295,285.13
          2.         Interest Paid          37,349.19    21,827.45      68,635.19    1,295,285.13
          3.       Interest Shortfall            0.00         0.00           0.00            0.00
                    ((1) minus (2))
          4.         Principal Paid        760,568.92   414,855.78     967,996.82   27,657,051.90

          5.   Total Distribution Amount   797,918.11   436,683.23   1,036,632.01   28,952,337.03
                     ((2) plus (4))

IV.  Information Regarding the Securities

     A    Summary of Balance Information

          -----------------------------------------------------------------------------------------------------------
                                     Applicable   Principal Balance   Class Factor   Principal Balance   Class Factor
                    Class              Coupon           Jun-04           Jun-04            May-04           May-04
                                        Rate         Payment Date     Payment Date     Payment Date      Payment Date
          -----------------------------------------------------------------------------------------------------------
          a.   Class A-1 Notes         1.1200%      189,485,223.20       0.60928       214,998,853.58       0.69131
          b.   Class A-2 Notes         1.5400%      150,000,000.00       1.00000       150,000,000.00       1.00000
          c.   Class A-3 Notes         2.2000%      345,000,000.00       1.00000       345,000,000.00       1.00000
          d.   Class A-4 Notes         2.7000%       57,080,000.00       1.00000        57,080,000.00       1.00000
          e.    Class B Notes          1.9600%       22,106,280.37       0.85916        22,866,849.29       0.88872
          f.    Class C Notes          2.1000%       12,057,971.11       0.85944        12,472,826.89       0.88901
          g.    Class D Notes          2.8300%       28,135,265.92       0.85919        29,103,262.74       0.88875

          h.   Total Offered Notes                  803,864,740.60                     831,521,792.50

     B    Other Information

          -------------------------------------------------------
                                Scheduled           Scheduled
                            Principal Balance   Principal Balance
               Class              Jun-04              May-04
                               Payment Date        Payment Date
          -------------------------------------------------------
          Class A-1 Notes     200,136,223.30      227,153,240.05

          -------------------------------------------------------------------------------------------------
                                               Target           Class           Target            Class
                              Class      Principal Balance       Floor      Principal Amount       Floor
               Class        Percentage         Jun-04           Jun-04           May-04           May-04
                                            Payment Date     Payment Date     Payment Date     Payment Date
          -------------------------------------------------------------------------------------------------
              Class A         92.25%       741,565,223.20                    767,078,853.58
              Class B          2.75%        22,106,280.37        0.00         22,866,849.29         0.00
              Class C          1.50%        12,057,971.11        0.00         12,472,826.89         0.00
              Class D          3.50%        28,135,265.92        0.00         29,103,262.74         0.00

V.   PRINCIPAL

     A.   MONTHLY PRINCIPAL AMOUNT

          1. Principal Balance of Notes and Equity Certificates                 831,521,792.50
             (End of Prior Collection Period)
          2. Contract Pool Principal Balance (End of Collection Period)         803,864,740.60
                                                                                --------------
                    Total monthly principal amount                               27,657,051.90

     B.   PRINCIPAL BREAKDOWN                                 No. of Accounts
                                                              ---------------
          1. Scheduled Principal                                   61,985        25,461,553.78
          2. Prepaid Contracts                                         85         1,747,922.65
          3. Defaulted Contracts                                       38           447,575.47
          4. Contracts purchased by CIT Financial USA, Inc.             0                 0.00
                                                              --------------------------------
               Total Principal Breakdown                           62,108        27,657,051.90

VI.  CONTRACT POOL DATA

     A.   CONTRACT POOL CHARACTERISTICS

                                                              -------------------------------------------------
                                                                  Original          Jun-04           May-04
                                                                    Pool         Payment Date     Payment Date
                                                              -------------------------------------------------
          1. a. Contract Pool Balance                          935,586,370.00   803,864,740.60   831,521,792.50
             b. No of Contracts                                        62,780           62,108           62,231
             c. Pool Factor

          2. Weighted Average Remaining Term                            36.90            34.12            34.98

          3. Weighted Average Original Term                             44.00

     B.   DELINQUENCY INFORMATION
                                                        -----------------------------------------------------------
                                                                     % of Aggregate
                                                           % of     Required Payoff    No. Of    Aggregate Required
                                                        Contracts       Amount        Accounts     Payoff Amounts
                                                        -----------------------------------------------------------
          1. Current                                       95.82%         96.97%       59,513      785,315,166.11
             31-60 days                                     2.21%          1.94%        1,374       15,686,350.22
             61-90 days                                     0.72%          0.45%          449        3,636,365.91
             91-120 days                                    0.42%          0.29%          260        2,325,400.41
             120+ days                                      0.82%          0.35%          512        2,873,051.35

                    Total Delinquency                     100.00%        100.00%       62,108      809,836,334.00

          2. Delinquent Scheduled Payments:

             Beginning of Collection Period                                      6,211,263.94
             End of Collection Period                                            5,971,593.40
                                                                                -------------

                       Change in Delinquent Scheduled Payments                    (239,670.54)

     C.   DEFAULTED CONTRACT INFORMATION

          1. Required Payoff Amount on Defaulted Contracts                         447,575.47
          2. Liquidation Proceeds received                                          93,126.24
                                                                                -------------
          3. Current Liquidation Loss Amount                                       354,449.23

          4. Cumulative Liquidation Losses to date                                 720,968.22

                            % of Initial Contracts                                      0.178%
                % of Initial Contract Pool Balance                                      0.077%

VII. MISCELLANEOUS INFORMATION

     A.   SERVICER ADVANCE BALANCE

          1. Opening Servicer Advance Balance                                    6,211,263.94
          2. Current Period Servicer Advance                                     3,131,770.07
          3. Recoveries of prior Servicer Advances                              (3,371,440.61)
                                                                                -------------
          4. Ending Servicer Advance Balance                                     5,971,593.40

     B.   CASH COLLATERAL ACCOUNT

          1.   Opening Cash Collateral Account                                                                68,600,547.88

          2.   Deposit from the Collection Account                                                                     0.00

          3.   Withdrawals from the Cash Collateral Account                                                     (122,201.15)

          4.   Ending Cash Collateral Account Balance before Distributions                                    68,530,405.57

          5.   Required Cash Collateral Account Amount                                                        66,318,841.10

          6.   Cash Collateral Account Surplus                                                                 2,211,564.47

          7.   Investment Earnings                                                                                52,058.84

          8.   Distribution of CCA
               a.   Senior Loan Interest                                                                         (64,449.43)
               b.   Senior Loan Principal                                                                     (2,147,115.04)
               c.   Holdback Amount Interest                                                                           0.00
               d.   Holdback Amount Principal                                                                          0.00
                                                                                                              -------------
                          Total Distribution                                                                  (2,211,564.47)

          9.   Ending Cash Collateral Account Balance after Distributions                                     66,318,841.10

     C.   OTHER RELATED INFORMATION

          1.   Discount Rate                                                                         2.8380%

          2.   Life to Date Prepayment (CPR)                                                         7.3970%

          3.   Life to Date Substitutions:

               a.   Prepayments                                                               0.00

               b.   Defaults                                                                  0.00

               -----------------------------------------------------------------------------------
                                                             Jun-04                     May-04
                       Item                               Payment Date               Payment Date
               -----------------------------------------------------------------------------------
          4.   a.   Senior Loan                          23,129,572.94               25,289,078.57
               b.   Holdback Amount                      42,101,386.65               42,101,386.65

          5.   Applicable Rates for the Interest Period:
               a.   Libor Rate for the Interest Period          1.1000%
               b.   Senior Loan Interest Rate                   4.6000%
               c.   Holdback Amount Interest Rate               7.1000%


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

          6.   DELINQUENCY, NET LOSSES AND CPR HISTORY

-----------------------------------------------------------------------------------------------------
                        % of                 % of                   % of                  % of
                     Aggregate            Aggregate               Aggregate             Aggregate
                  Required Payoff      Required Payoff         Required Payoff       Required Payoff
   Collection         Amounts              Amounts                Amounts                Amounts
     Periods    31-60 Days Past Due   61-90 Days Past Due   91-120 Days Past Due   120+ Days Past Due
-----------------------------------------------------------------------------------------------------
    05/31/04            1.94%                 0.45%                0.29%                 0.35%
    04/30/04            1.64%                 0.45%                0.23%                 0.20%
    03/31/04            1.57%                 0.54%                0.29%                 0.01%
    02/29/04            3.16%                 0.52%                0.00%                 0.00%

-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
  Collection       Cumulative Net          Monthly Net
    Month         Loss Percentage            Losses               LTD CPR
-------------------------------------------------------------------------
    May-04             0.077%              354,449.23              7.40%
   April-04            0.039%              209,238.42              9.16%
   March-04            0.017%              157,280.57             10.43%
 February-04           0.000%                 0.00                 8.50%
-------------------------------------------------------------------------


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